UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2014

URS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7567	94-1381538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement with AECOM Technology Corporation

On July 11, 2014, URS Corporation (“URS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AECOM Technology Corporation (“AECOM”), ACM Mountain I, LLC, a direct wholly-owned subsidiary of AECOM (“Merger Sub”), and ACM Mountain II, LLC, a direct wholly-owned subsidiary of AECOM (“Merger Sub I”). The Merger Agreement provides for the merger of URS with and into Merger Sub, with URS continuing as the surviving company and a direct wholly-owned subsidiary of AECOM (the “Merger”). Immediately thereafter, URS will merge with and into Merger Sub I, with Merger Sub I continuing as the surviving company and a direct wholly-owned subsidiary of AECOM (the “Second Merger”).

Subject to the terms and conditions of the Merger Agreement, holders of URS common stock will receive per share consideration currently valued at $56.31 per share, or approximately $4.0 billion in the aggregate (based on the closing price of AECOM common stock, par value $0.01 per share, on July 11, 2014). Each outstanding share of URS common stock, par value $0.01 per share, will be exchanged in the Merger for per share consideration consisting of 0.734 shares of AECOM common stock and $33.00 in cash. URS stockholders may elect to receive cash or stock consideration, subject to proration in the event of oversubscription. The stock consideration is expected to be tax free to URS stockholders. The actual value of the merger consideration to be paid at the closing of the Merger will depend on the average closing price of AECOM common stock in the five business days prior to closing, as more fully described in the Merger Agreement.

Pursuant to the Merger Agreement, the outstanding equity awards of URS will be converted into a comparable award for shares of AECOM stock or cancelled and converted into the right to receive cash or shares of AECOM stock as follows:

•	time-based restricted stock units and time-based restricted stock awards that do not vest as a result of the Merger will be converted at closing into time-based restricted stock units and time-based restricted stock (as applicable) with respect to AECOM shares (with post-closing vesting to continue in accordance with the existing vesting schedules);

•	time-based restricted stock units that vest as a result of the Merger will be vested immediately prior to closing and eligible to make a cash/stock election like other URS stockholders (subject to proration in the event of oversubscription), with payment based on such election generally made within 30 days following closing subject to certain limited exceptions;

•	time-based restricted stock awards that vest as a result of the Merger will be vested immediately prior to closing and eligible to make a cash/stock election like other URS stockholders (subject to proration in the event of oversubscription), with payment based on such election generally made within 30 days following closing subject to certain limited exceptions;

•	deferred stock awards, will be eligible to make the cash/stock election like other URS stockholders (subject to proration in the event of oversubscription), with payment based on such election made on the first business day that follows the 6 month anniversary of the applicable holder’s separation from service with URS and AECOM subject to certain limited exceptions; and

•	performance shares (both restricted stock units and restricted stock), other than a grant of restricted stock units made in March 2013, will accelerate and vest at target immediately prior to closing and be cancelled at closing in exchange for the right to make a cash/stock election like other URS stockholders (subject to proration in the event of oversubscription), with payment based on such election generally made within 45 days following closing subject to certain limited exceptions. The March 2013 grant of performance shares will only vest if the URS Board of Directors or Compensation Committee determines that the performance metrics applicable to such shares were achieved as of the month-end prior to closing.

The respective Boards of Directors of AECOM and URS have unanimously approved the Merger Agreement, and the Board of URS has agreed to recommend that the stockholders of URS adopt the Merger Agreement. In addition, the AECOM Board has agreed to recommend that AECOM’s stockholders approve the issuance of AECOM common stock in connection with the Merger.

Upon consummation of the Merger, the AECOM Board of Directors will consist of all 11 members from the existing AECOM board and two additional members from the URS board.

The Merger Agreement contains customary representations, warranties and covenants made by each of AECOM, URS, Merger Sub and Merger Sub I. Each of URS and AECOM is required, among other things, not to solicit alternative business combination transactions and, subject to certain exceptions, not engage in discussions or negotiations regarding an alternative business combination transaction. Each of URS and AECOM is required to convene a special meeting of its stockholders to vote on the transactions contemplated by the Merger Agreement.

        Completion of the Merger is subject to certain customary conditions, including, approval by both the AECOM and URS stockholders, listing of the shares of AECOM common stock to be issued in the Merger on the New York Stock Exchange, receipt of required regulatory approvals, effectiveness of AECOM’s registration statement on Form S-4 and receipt of customary opinions relating to certain tax matters from the parties’ respective counsels.

Both AECOM and URS may terminate the Merger Agreement under certain specified circumstances, including if the Merger is not consummated on or before April 11, 2015 (or, if such date is extended pursuant to the terms of the Merger Agreement, if the Merger is not consummated on or before July 11, 2015), if the approval of the AECOM or URS stockholders is not obtained, if there is a financing failure, if the other party’s Board makes an adverse recommendation change with respect to the proposed transaction, or to enter into a superior acquisition proposal. In certain circumstances in connection with the termination of the Merger Agreement, including if AECOM’s Board of Directors changes or withdraws its recommendation of the stock issuance or terminates the Merger Agreement to enter into an agreement with respect to a superior proposal, AECOM must pay to URS a termination fee equal to $140 million, or $240 million if the Merger Agreement is terminated under circumstances where all closing conditions have been satisfied but AECOM’s debt financing is not available to complete the Merger and AECOM fails to close the Merger. In certain circumstances in connection with the termination of the Merger Agreement, including if URS’s Board of Directors changes or withdraws its recommendation of the Merger or terminates the Merger Agreement to enter into an agreement with respect to a superior proposal, URS must pay to AECOM a termination fee equal to $140 million. If the Merger Agreement is terminated by a party as a result of certain breaches by the other party, then the non-terminating party will be required to reimburse the terminating party for its reasonable out-of-pocket fees and expenses up to $40 million.

AECOM has obtained debt financing commitments for the transactions contemplated by the Merger Agreement from Bank of America, N.A. (“Bank of America”). Bank of America has committed to provide AECOM with such commitments on the terms and subject to the conditions set forth in a commitment letter dated July 11, 2014. Failure to obtain financing may obligate AECOM to pay the termination fee described above.

The Merger is currently expected to close in October 2014. URS intends to continue to pay its regular quarterly dividend consistent with past practice until the closing of the merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about AECOM, URS or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AECOM, URS, Merger Sub, Merger Sub I or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by AECOM or URS. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about AECOM or URS and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On July 13, 2014, URS and AECOM issued a joint press release announcing the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On July 14, 2014, URS and AECOM held a joint conference call with investors to provide supplemental information regarding the proposed transaction. Copies of the transcript of the investor presentation and the investor deck are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

In addition, URS disseminated manager talking points and an employee Q&A, copies of which are attached hereto as Exhibits 99.4 and 99.5.

On July 14, 2014, AECOM and URS made available on their website, aecom-urs.com, an acquisition fact sheet, an AECOM fact sheet, and a URS fact sheet, copies of which are attached hereto as Exhibits 99.6, 99.7 and 99.8. A screenshot of urs-aecom.com is attached hereto as Exhibit 99.9.

In addition, URS disseminated an email to its employees on behalf of Martin Koffel, and an internal communication from Martin Koffel, copies of which are attached hereto as Exhibits 99.10 and 99.11.

On July 13, 2014, URS posted a twitter message, a copy of which is attached hereto as Exhibit 99.12.

Cautionary Note Regarding Forward-Looking Statements

All statements in and incorporated by reference in this document other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which AECOM and URS operate and beliefs of and assumptions made by AECOM management and URS management, involve uncertainties that could significantly affect the financial results of AECOM or URS or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving AECOM and URS, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to creating value for stockholders, benefits of the transaction to customers and employees of the combined company, integrating our companies, cost savings, synergies, earnings per share, backlog, and the expected timetable for completing the proposed transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the interest rate on any borrowings incurred in connection with the transaction; the impact of the indebtedness incurred to finance the transaction; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the outcome of any legal proceedings that have been or may be instituted against URS and/or AECOM and others following announcement of the transaction; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by AECOM and URS. AECOM and URS do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AECOM intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000. Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Additionally, information about the transaction is available online at www.aecom-urs.com.

AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about AECOM’ directors and executive officers is available in AECOM proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on Jan. 24, 2014. Information about URS’s directors and executive officers is available in URS’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2014, by and among URS Corporation, AECOM Technology Corporation, ACM Mountain I, LLC and ACM Mountain II, LLC.

99.1	Joint Press Release, dated July 13, 2014.

99.2	Investor Presentation Transcript, dated July 14, 2014.

99.3	Investor Presentation Slides, dated July 14, 2014.

99.4	Manager Talking Points, dated July 14, 2014.

99.5	Employee Q&A, dated July 14, 2014.

99.6	Acquisition Fact Sheet, dated July 14, 2014.

99.7	AECOM Fact Sheet, dated July 14, 2014.

99.8	URS Fact Sheet, dated July 14, 2014.

99.9	Screenshot of urs-aecom.com, last updated on July 14, 2014.

99.10	Email to URS employees from Martin Koffel, dated July 13, 2014.

99.11	Internal communication from Martin Koffel, dated July 13, 2014.

99.12	Tweet, dated July 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION (Registrant)

By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

Date: July 14, 2014

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2014, by and among URS Corporation, AECOM Technology Corporation, ACM Mountain I, LLC and ACM Mountain II, LLC.

99.1	Joint Press Release, dated July 13, 2014.

99.2	Investor Presentation Transcript, dated July 14, 2014.

99.3	Investor Presentation Slides, dated July 14, 2014.

99.4	Manager Talking Points, dated July 14, 2014.

99.5	Employee Q&A, dated July 14, 2014.

99.6	Acquisition Fact Sheet, dated July 14, 2014.

99.7	AECOM Fact Sheet, dated July 14, 2014.

99.8	URS Fact Sheet, dated July 14, 2014.

99.9	Screenshot of urs-aecom.com, last updated on July 14, 2014.

99.10	Email to URS employees, dated July 13, 2014 from Martin Koffel.

99.11	Internal communication, dated July 13, 2014 from Martin Koffel.

99.12	Tweet, dated July 13, 2014.